UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under § 240.14a-12

THE ADVISORS’ INNER CIRCLE FUND III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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Mesirow High Yield Fund Investment

June 30, 2025

Dear Shareholder,

I apologize for the additional follow-up letter related to your investment in the Mesirow High Yield Fund. We still need your important proxy vote for the special meeting of shareholders. Instructions are provided below.

MetLife Investment Management has recently acquired the Mesirow team, and fund, which requires shareholders to vote the proxy. If I can be of any assistance in helping to answer questions or provide additional information, please reach out to me at the contact information provided below. Please help us by casting your vote today. The team at MetLife Investment Management/Mesirow appreciates your attention to this matter.

Respectfully,

Frank Natale

Senior Director, Institutional Client Group

MetLife Investment Management

1717 Arch Street, Suite 1500, Philadelphia, PA 19103

P: +1-267-330-0065

M: +1-215-680-6181

frank.natale@metlife.com

To cast your vote, please call: 1-866-356-7814 between Monday–Friday, 9 A.M.–11 P.M. ET, or Saturday, 10 A.M.–6 P.M. ET.

SHAREHOLDER INFO HERE

Securities offered through MetLife Investments Securities, LLC (“MISL”), a FINRA/SIPC member firm.